Exhibit 1.2
AMENDMENT NO. 1 TO
EQUITY SALES AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Equity Sales Agreement, dated as of November 27, 2019 (the “Sales Agreement”), by and among Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), Jefferies LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, BofA Securities, Inc., Mizuho Securities USA LLC, and Evercore Group L.L.C., each as sales agent, principal and/or forward seller (in such capacity, each a “Selling Agent,” and together, the “Selling Agents”), and Bank of America, N.A., Jefferies LLC, and KeyBanc Capital Markets Inc. or an affiliate thereof, each as forward purchaser, and Mizuho Markets Americas LLC, as an additional forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”), is dated as of February 19, 2021 (the “Effective Date”).
RECITALS

WHEREAS, pursuant to the Sales Agreement, the Company has implemented an at-the-market offering program (the “ATM Program”) under which the Company may issue up to $300,000,000 of shares of beneficial interest of the Company (the “Initial ATM Securities”), classified as common stock, par value $0.0001 per share over the term of the ATM Program;
WHEREAS, prior to the date of this Amendment, the Company conducted the ATM Program pursuant to an automatic shelf registration statement (the “Prior Shelf Registration Statement”) on Form S-3ASR (File No. 333-223257), including a base prospectus dated February 27, 2018 and a prospectus supplement dated November 27, 2019, specifically relating to the Securities;
WHEREAS, prior to the Effective Date, the Company has sold $122,788,110 of the Initial ATM Securities with $ 177,211,890 remaining unissued and unsold;
WHEREAS, the Company intends to increase the Maximum Amount by $172,788,110 from $300,000,000 to $472,788,110 (the “Securities”);
WHEREAS, the Company has prepared an automatic shelf registration statement (the “2021 Shelf Registration Statement”) on Form S-3ASR (File No. 333-253297), including a base prospectus dated February 19, 2021, specifically relating to the Securities included as part of the Prior Registration Statement, and a prospectus supplement dated February 19, 2021 (the “2021 Prospectus Supplement”), specifically relating to the Securities;
WHEREAS, from the date of this Amendment, the ATM Program is to be conducted pursuant to the 2021 Shelf Registration Statement and the 2021 Prospectus Supplement; and
The Company, Selling Agents and Forward Purchasers have agreed to modify the Sales Agreement, as set forth in this Amendment, subject to the terms and conditions set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Sales Agreement.
AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Selling Agents and Forward Purchasers agree that the Sales Agreement and the Exhibits appended thereto are hereby modified as provided below:

Section 1.    Definitions. Unless otherwise specified herein, capitalized terms used herein shall have the respective meetings assigned thereto in the Sales Agreement.

    Section 2.    Representation and Warranty. The Company represents and warrants to the Selling Agents and Forward Purchasers that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.
    Section 3.    Amendment of the Sales Agreement.
(a)On and after the Effective Date, the references to the “Registration Statement” as of any time shall refer to the 2021 Registration Statement, including a prospectus, filed by the Company with the Commission on Form S-3 to be used in connection with the public offering and sale of certain securities of the Company, including the Securities to be issued pursuant to the ATM Program, as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B; provided, however, that the “Registration Statement,” without reference to a time, means such registration statement, as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of Rule 430B(f)(2), including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.
(b)On and after the Effective Date, the references to “Prospectus Supplement” shall refer to the 2021 Prospectus Supplement relating to the offering and sale of the Securities filed by the Company with the Commission pursuant to Rule 424(b) on the date hereof, in the form furnished by the Company to the Selling Agents and Forward Purchasers in connection with the offering of the Shares, as amended by the prospectus supplement filed most recently with the Commission in accordance with the Sales Agreement, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.
(c)On and after the Effective Date, the references to “Forward Purchaser” or “Forward Purchasers” shall include Mizuho Markets Americas LLC.
(d)The first sentence of Section 1 is hereby amended to reflect the increased Maximum Amount and the amount of remaining unissued and unsold Securities and replaced in its entirety by the following:
The Company proposes to, from time to time during the term of this Equity Sales Agreement (this “Agreement”), subject to the terms and conditions set forth herein, to offer and sell through the Selling Agents, acting as agent and/or principal, shares of beneficial interest of the Company (the “Securities”) classified as common stock, par value $0.0001 per share, having an aggregate sale price of up to $472,788,110 (the “Maximum Amount”), of which $350,000,000 remains unissued and unsold.
(e)To reflect the increased Maximum Amount, each reference to “$300,000,000” is hereby replaced by a reference to $472,788,110”
(f)The following is hereby added as Section 5(a)(61):

“The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems.”
(g)The following is hereby added as Section 7(bb):
“Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery and anti-corruption laws.”
(h)To reflect the changes set forth in this Amendment, each Exhibit to the Sales Agreement is hereby amended to conform to the changes made to the Sales Agreement by this Amendment.
(i)This Amendment shall be effective as of the Effective Date.

Section 4.    Entire Agreement. The Sales Agreement, as amended by this Amendment, represents the entire agreement between the Company, on the one hand, and each Selling Agent and Forward Purchaser, on the other hand, with respect to the subject matter thereof and hereof.

Section 5.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first written above.

LEXINGTON REALTY TRUST

By: /s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Executive Vice President

Signature Page – Amendment to Equity Sales Agreement for Lexington Realty Trust

SELLING AGENTS:

JEFFERIES LLC

By: /s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.

By: /s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

REGIONS SECURITIES LLC

By: /s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director – ECM

BOFA SECURITIES, INC.

By: /s/ Chris Porter
Name: Chris Porter
Title: Managing Director

MIZUHO SECURITIES USA LLC

By: /s/ J.T. Deignan
Name: J.T. Deignan
Title: Managing Director

EVERCORE GROUP L.L.C.

By: /s/ James Park
Name: James Park
Title: Managing Director

Signature Page – Amendment to Equity Sales Agreement for Lexington Realty Trust

FORWARD PURCHASERS:

JEFFERIES LLC

By: /s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.

By: /s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

BANK OF AMERICA, N.A.

By: /s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

Signature Page – Amendment to Equity Sales Agreement for Lexington Realty Trust

FORWARD PURCHASERS:

MIZUHO MARKETS AMERICAS LLC

By: /s/ Adam Hopkins
Name: Adam Hopkins
Title: Attorney-in-Fact

Signature Page – Amendment to Equity Sales Agreement for Lexington Realty Trust